UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2008

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

            (510) 656-3333

(Registrant’s telephone number,

including area code)

                                         N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described below, on March 31, 2008, SYNNEX Corporation (“SYNNEX”) issued a press release announcing the appointment of Mr. Robert Huang and Mr. Kevin Murai as its Co-Chief Executive Officers. In connection with his appointment, Mr. Murai and SYNNEX entered into an offer letter on March 27, 2008 (the “Offer Letter”). The Offer Letter outlined the terms of his appointment and compensation. The information required to be disclosed under this Item 1.01 is disclosed under Item 5.02 below and incorporated by reference herein. A copy of the Offer Letter is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, SYNNEX issued a press release announcing the appointment of Messrs. Huang and Murai as its Co-Chief Executive Officers. Mr. Murai will share the Chief Executive Officer role with Mr. Huang and will have co-responsibility for the leadership of the entire SYNNEX organization. Mr. Murai was also elected to SYNNEX’s Board of Directors and will serve on the Executive Committee. The full text of SYNNEX’s press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Mr. Murai is 44 years old. Before joining SYNNEX, Mr. Murai, was employed for 19 years at Ingram Micro, Inc., most recently as President and Chief Operating Officer, as well as serving on the Ingram Micro Board of Directors. Mr. Murai has a Bachelor of Applied Science degree in Electrical Engineering from the University of Waterloo.

Under the Offer Letter with SYNNEX, Mr. Murai’s annual base salary will be $400,000. In addition, he will be entitled to receive a target bonus under SYNNEX’s 2008 Profit Sharing Program of $950,000 with an amount no less than $600,000, prorated from his hire date to the end of SYNNEX’s fiscal year, November 30, 2008. Mr. Murai will also be reimbursed for relocation expenses of up to $40,000. Mr. Murai will receive an award of 50,000 shares of restricted stock and will be granted an option to purchase 150,000 shares of common stock under SYNNEX’s 2003 Stock Incentive Plan, as amended. So long as Mr. Murai continues in service with SYNNEX, the option will vest and become exercisable with respect to 20% of the option shares on the one-year anniversary of his vesting start date and with respect to the balance in 48 equal successive monthly installments upon his completion of each additional month of service thereafter. Subject to continued service as well, the restricted stock award will vest 20% each year on the anniversary of the grant. Mr. Murai’s employment with SYNNEX is “at will.” However, should Mr. Murai’s employment be terminated by SYNNEX for any reason other than for cause, death or disability, he will receive a separation payment for 12 months at a monthly rate equal to his annual base salary plus his target incentive bonus, provided that he executes a release acceptable to SYNNEX and complies with the non-competition and non-solicitation provisions of the Offer Letter. For the 12-month period following his termination, Mr. Murai is prohibited from competing with SYNNEX or soliciting or inducing any person to leave employment with SYNNEX. A copy of the Offer Letter is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2008, the Board of Directors approved certain amendments to SYNNEX’s bylaws to provide for the position of Co-Chief Executive Officer. A copy of SYNNEX’s Amended and Restated Bylaws are attached as Exhibit 3(ii).1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3(ii).1	Amended and Restated Bylaws.

10.1	Offer Letter dated March 27, 2008.

99.1	Press Release dated March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2008

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3(ii).1	Amended and Restated Bylaws.

10.1	Offer Letter dated March 27, 2008.

99.1	Press Release dated March 31, 2008.